Exhibit 31.2

Certification of Principal Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Paul B. Campbell, certify that:

1. I have reviewed this Form 10-K/A of Mylan N.V.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Paul B. Campbell

Paul B. Campbell

Senior Vice President, Controller and Chief Accounting Officer

(Principal Accounting Officer)*

Date: April 29, 2016

*

Note: John D. Sheehan retired as Chief Financial Officer and principal financial officer of Mylan N.V. effective as of April 1, 2016. Paul B. Campbell is the person for purposes of this certification performing a similar function to that of the principal financial officer as of the date of this Form 10-K/A.